EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
                               100 Williams Street
                                   25th Floor
                               New York, NY 10038

                            USA Tel: (212) 269-6300
                              Fax: (212) 771-6445

                                January 8, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

      Re: Van Kampen Focus Portfolios

            The DowSM Strategic 5 Portfolio, January 2001 Traditional Series, and The DowSM Strategic 10 Portfolio, January 2001 Traditional Series
                (A Unit Investment Trust) Registered Under the Securities
                 Act of 1933, File No. 333-51622

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations